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                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.

                                          /s/ Arthur Andersen LLP
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                                          ARTHUR ANDERSEN LLP


New York, New York
August 11, 1997